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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


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          Date of Report (Date of earliest event reported): May 6, 2004

                               ATA Holdings Corp.
             (Exact name of registrant as specified in its charter)

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       Indiana                         000-21642                35-1617970
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
   of incorporation)                                      Identification Number)


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                           7337 West Washington Street
                              Indianapolis, Indiana
                                      46231
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (317) 247-4000

                                       N/A
          (Former name or former address, if changes since last report)

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


ITEM 5. OTHER EVENTS

Attached  hereto,  and  incorporated  herein by  reference in its  entirety,  as
Exhibit 99.1 is a copy of a press release announcing that ATA Holdings Corp. will take a non-operating charge associated with the bond exchange in the first quarter results for 2004.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits.

    99.1 Press Release dated May 6, 2004.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ATA Holdings Corp.

Date: May 6, 2004                          By: /s/ David M. Wing
                                                   -------------

                                           Name: David M. Wing
                                           Title: Executive Vice President & CFO

                                  EXHIBIT INDEX

Exhibit No.         Description of the Exhibit

99.1                Press Release dated May 6, 2004

               ATA Holdings Corp. Will Take a Non-operating Charge Associated with Bond Exchange in First Quarter Results for 2004


INDIANAPOLIS, May 6, 2004--ATA Holdings Corp., parent Company of ATA Airlines, Inc. (NASDAQ: ATAH), today announced a non-operating charge to earnings of approximately $27 million associated with its bond exchange in the first quarter of 2004. The charge relates specifically to the accounting for the cash consideration paid at closing of the exchange and the incremental notes issued during the exchange. In announcing the charge, David Wing, Executive Vice President and Chief Financial Officer said, "The costs, economics and cash flows of the exchange transactions are unchanged and unaffected. Only the timing of when certain costs will be expensed is affected. Recognizing these charges this quarter instead of deferring them, of course, means future expenses will be less."


As previously announced, on January 30, 2004, ATA Holdings Corp. successfully completed offers to exchange (the "Exchange Offers") newly issued Senior Notes due 2009 (the "2009 Notes") and cash consideration for its 10 1/2 percent Senior Notes due 2004 (the "2004 Notes") and newly issued Senior Notes due 2010 (together with the 2009 Notes, the "New Notes") and cash consideration for its 9? percent Senior Notes due 2005 (the "2005 Notes" and, together with the 2004 Notes, the "Existing Notes"). In completing the Exchange Offers, the Company accepted all Existing Notes tendered for exchange, issuing $163,064,000 in aggregate principal amount of 2009 Notes and delivering $15,885,476 in cash (which amount included accrued interest) in exchange for $155,310,000 in aggregate principal amount of 2004 Notes tendered and issuing $110,233,000 in aggregate principal amount of 2010 Notes and delivering $6,524,721 in cash (which amount included accrued interest) in exchange for $104,995,000 in aggregate principal amount of 2005 Notes tendered, pursuant to the terms of the Exchange Offers. In addition to the New Notes issued, $19,690,000 in aggregate principal amount of the 2004 Notes and $20,005,000 in aggregate principal amount of the 2005 Notes remain outstanding after the completion of the Exchange Offers.


The Company and its auditors, Ernst & Young, had initially determined the transaction should be accounted for as a "troubled debt restructuring." These determinations were based on conclusions of the Company and Ernst & Young that the restructuring resulted from financial difficulties experienced by the Company, and that bondholders had granted concessions to the Company in the exchange. These criteria are specified in Financial Accounting Standards Board
(FASB) Emerging Issues Task Force Issue No. 02-4 "Determining Whether a Debtor's Modification or Exchange of Debt Instruments is Within the Scope of FASB Statement No. 15", which provides interpretive guidance on FASB Statement No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings" (FAS
15). Following FAS 15, the Company would have recorded the cash consideration paid at closing and the incremental notes issued at closing on the balance sheet as a bond discount to be amortized to expense ratably over the term of the New Notes.


The Company, with assistance of Ernst & Young, voluntarily sought, prior to the announcement of its first quarter results, confirmation of its planned accounting from the Securities and Exchange Commission (SEC). Yesterday, the SEC informed the Company that it interprets the accounting guidance differently, and concluded the transaction is not a "troubled debt restructuring." As a result of the SEC's determination, ATA Holdings Corp. will report a non-operating charge of approximately $27 million associated with the bond exchange, accounting for it as an extinguishment of debt.

ATA Holdings Corp. has scheduled to release its first quarter results on May 7, 2004. A conference call will be held at 1:00 PM Eastern Time on that date with a webcast of the live event on ata.com.

Now celebrating its 31st year of operation, ATA is the nation's 10th largest passenger carrier (based on revenue passenger miles) and one of the nation's largest low fare carriers. ATA has the youngest, most fuel-efficient fleet among the major carriers, featuring new Boeing 737-800 and 757-300 aircraft. The airline operates significant scheduled service from Chicago-Midway, Hawaii, Indianapolis, New York and San Francisco to over 40 business and vacation destinations. Stock of the Company's parent Company, ATA Holdings Corp. is traded on Nasdaq Stock Exchange under the symbol "ATAH." For more information about the Company, visit the web site at www.ata.com.


Caution Concerning Forward-Looking Statements: This communication contains certain "forward-looking statements." These statements are based on ATA Holdings Corp.'s management's current expectations and are naturally subject to uncertainty and changes in circumstances. Except to the extent required under the federal securities laws, ATA Holdings Corp. is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


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